                           SUB-ADVISORY AGREEMENT

         Agreement made as of July 18, 1997, between BARTLETT & CO. ("Bartlett"), an Ohio corporation, and LOMBARD ODIER INTERNATIONAL PORTFOLIO MANAGEMENT LIMITED ("Sub-Adviser"), a corporation organized under the laws of England and Wales (the "Agreement").

                                  RECITALS

         (1) Bartlett has entered into an Investment Management and Administration Agreement dated July 18, 1997 ("Management Agreement"), with Bartlett Capital Trust ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to the Bartlett Europe Fund series of the Trust ("Fund"); and

         (2) Bartlett wishes to retain the Sub-Adviser to furnish certain investment advisory services to Bartlett and the Fund, and the Sub-Adviser is willing to furnish those services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1. Appointment. Bartlett hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Fund's assets for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.      Duties as Sub-Adviser.

         (a) Subject to the supervision of and any guidelines adopted by the Trust's Board of Trustees (the "Board") and by Bartlett, the Sub-Adviser will provide a continuous investment program for the Fund's assets, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for the securities investments and for other related transactions. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the

Fund's currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act ("Registration Statement"), and any amendments or supplements thereto.

         (b) The Sub-Adviser agrees that, in placing orders with brokers or dealers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, purchase or sell portfolio securities through brokers who provide the Fund with research, analysis, advice and similar services, and the Sub-Adviser may pay to those brokers, in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser or Bartlett, or any affiliated person of either of them, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser, or any affiliated person thereof or of Bartlett, may act as broker in connection with transactions in portfolio securities on behalf of the Fund, provided that such actions are in compliance with the federal securities laws and the rules and regulations thereunder, including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable by the Sub-Adviser over time to each account. Bartlett recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

         (c) The Sub-Adviser will maintain all books and records related to its activities hereunder required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund, and will furnish the Trust and Bartlett with such periodic and special reports as the Board or Bartlett reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust (or copies thereof) upon request by the Trust.

         (d) At such times as shall be reasonably requested by the Board or Bartlett, the Sub-Adviser will provide the Board and Bartlett with economic and investment analyses and reports as well as quarterly reports setting forth the Fund's performance and make available to the Board and Bartlett any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser.

         (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of any illiquid Fund securities and will assist in providing independent sources of market value for all other portfolio securities.

         3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Declaration of Trust, By-Laws and currently effective Registration Statement and any amendments or supplements thereto and with the written instructions and directions of the Board and Bartlett and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended ("Advisers Act"), the rules under each, and Subchapter M of the Internal Revenue Code as applicable to regulated investment companies. In addition, the Sub-Adviser will act in conformity with all other applicable federal and state laws and regulations either as reflected in the Registration Statement or otherwise provided in writing to the Sub-Adviser by Bartlett. Bartlett agrees to provide to the Sub-Adviser copies of the Trust's Declaration of Trust, By-Laws, Registration Statement, written instructions and directions of the Board and Bartlett, and any amendments or supplements to any of these materials as soon as practicable after such materials become available.

         4. Notice of Appointment. During the term of this Agreement, the Sub-Adviser agrees to provide Bartlett and the Board with prior notice in the event that the Sub-Adviser agrees to provide investment advice on a discretionary basis for any other registered investment company investing primarily in European equity securities.

         5. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its investment sub-advisory services under this Agreement.

         6.      Compensation.

         (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Bartlett, not the Fund, will pay to the Sub-Adviser a fee, computed daily and payable monthly, as computed in the manner set forth in Schedule A, together with a schedule showing the manner in which the fee was computed.

         (b) The fee shall be computed daily and payable monthly to the Sub-Adviser on or before the fifteenth business day of the next succeeding calendar month.

         (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         7. Limitation Of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust or its shareholders or by Bartlett in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         8.      Indemnification.

         (a) The Sub-Adviser agrees to indemnify and hold Bartlett harmless against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof, including attorneys' fees and costs of settlement), to which Bartlett may become subject arising out of or based on the breach by the Sub-Adviser of any provision of this Agreement other than a breach caused in any way by Bartlett; provided, however, that the Sub-Adviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by Bartlett and the Sub-Adviser shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from Bartlett's willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by Bartlett of its duties. The foregoing indemnification shall be in addition to any rights that Bartlett may have at common law or otherwise. The Sub-Adviser's agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control Bartlett, be controlled by Bartlett or be under common control with Bartlett and its affiliates, directors, officers, employees and agents. The Sub-Adviser's agreements in this paragraph shall also extend to any of Bartlett's successors or the successors of the aforementioned affiliates, directors, officers, employees or agents.

         (b) Bartlett agrees to indemnify and hold harmless the Sub-Adviser against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof, including attorneys' fees and costs of settlement), to which the Sub-Adviser may become subject arising out of or based on the breach by Bartlett of any provision of this Agreement or the Management Agreement other than a breach that was caused in any way by the Sub-Adviser; provided, however, that Bartlett shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment or independent counsel agreed upon by Bartlett and the Sub-Adviser shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Sub-Adviser's willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Sub-Adviser of its duties. The foregoing indemnification shall be in addition to any rights that the Sub-Adviser may have at common law or otherwise. Bartlett's agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Sub-Adviser, be controlled by the Sub-Adviser or be under common control with the Sub-Adviser and to each of the Sub-Adviser's and each such person's respective affiliate, directors, officers, employees and agents. Bartlett's agreements in this paragraph shall also extend to any of the Sub-Adviser's successors or the successors of the aforementioned affiliates, directors, officers, employees or agents.

         (c) Promptly after receipt by a party indemnified under Paragraph 8(a) or 8(b) above of notice of the commencement of any action, proceeding or investigation for which indemnification will be sought, such indemnified party shall promptly notify the indemnifying party in writing; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party unless such omission results in actual material prejudice to the indemnifying party. In case any action or proceeding shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, individually or jointly with any other indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of any action or proceeding, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not elect to assume the defense of any action or proceeding, the indemnifying party on a monthly basis shall reimburse the indemnified party for the legal fees and expenses incurred by the indemnified party for continuing its defense thereof. Regardless of whether or not the indemnifying party shall have assumed the defense of any action or proceeding, the indemnified party shall not settle or compromise the action or proceeding without the prior written consent of the indemnifying party.

         9. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

         (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Bartlett of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Bartlett and the Board with a copy of that code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a managing director of the Sub-Adviser shall certify to Bartlett that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Bartlett, the Sub-Adviser shall permit Bartlett, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

         (c) The Sub-Adviser has provided Bartlett and the Trust with a copy of its Form ADV as most recently filed with the Securities and

Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Bartlett and the Trust at least annually.

         (d) The Sub-Adviser will notify Bartlett of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel of the Sub-Adviser, in each case prior to or at the time of such change.

         10. Representations and Warranties of Bartlett. Bartlett represents, warrants and agrees as follows:

         (a) Bartlett (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act from performing the services contemplated by the Management Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by the Management Agreement; (iv) has the authority to enter into and perform the services contemplated by the Management Agreement; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify Bartlett from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         (b) Bartlett agrees that it will notify the Sub-Adviser, to the extent possible, within a reasonable period of time prior to any termination of this Agreement by Bartlett pursuant to Section 11(c) (including any termination by assignment resulting from a foreseeable change in control of Bartlett that is a matter of public information), and that it will notify the Sub-Adviser promptly following any other termination of this Agreement pursuant to Section 11(c).

         11.     Duration and Termination.

         (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of the holders of a majority of the outstanding voting securities of the Fund.

         (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement will continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by a vote of the holders of a majority of the outstanding voting securities of the Fund.

         (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of the holders of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by
Bartlett: (i) upon 120 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 9 of this Agreement; or (iii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days' written notice to Bartlett. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement.

         12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of its independent trustees, cast in person at a meeting called for the purpose of voting on such approval, and, if required by the 1940 Act, by the vote of the holders of a majority of the Fund's outstanding voting securities.

         13. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the Commonwealth of Massachusetts. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

         14. Limitation of Liability of the Trustees and Shareholders of the Fund. The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Fund related to this Contract, and the Sub-Adviser agrees that, in asserting any rights or claims under this Agreement against the Fund, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to such Trustees or shareholders.

         15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.
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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


Attest:                           BARTLETT & CO.



                                  By: /s/ DALE H. RABINER
                                     -----------------------------
                                     Name: Dale H. Rabiner
                                     Title: Managing Director


Attest:                           LOMBARD ODIER INTERNATIONAL PORTFOLIO
                                  MANAGEMENT LIMITED


                                  By: /s/ RONNIE ARMIST
                                     -----------------------------
                                     Name: Ronnie Armist
                                     Title: Director

                                   SCHEDULE A

              FUND                                             ANNUAL FEE RATE
              ----                                             ---------------
 Bartlett Europe Fund                                    60% of the fees actually paid to Bartlett under the
                                                         Management Agreement with the Trust on behalf of
                                                         Bartlett Europe Fund ("Europe Fund").

                                                         (The Sub-Adviser acknowledges that, for the period
                                                         ending July 31, 1998, Bartlett & Co. has agreed to
                                                         waive some or all of its fees and/or to reimburse
                                                         other Europe Fund expenses under the Management
                                                         Agreement with the Trust to the extent that Europe
                                                         Fund's total expenses for its Class A shares exceed
                                                         1.75% of the average daily net assets of such
                                                         class.)